Exhibit 99.4

IMPORTANT NOTICE - HOW TO CONSENT (VOTE)

HOLDERS OF GWG PREFERRED STOCK

(REDEEMABLE PREFERRED STOCK AND SERIES 2 REDEEMABLE PREFERRED STOCK)

The process you must follow to consent (or provide instructions to consent) to the proposed amendment to the GWG Holdings, Inc. Certificate of Incorporation depends on how your shares are held.

You must consent in order to receive the consent fee, equal to 2% of each consenting owner’s aggregate principal balance.

There are different processes to consent for the two types of holders:

Registered Holders – If you receive your dividend payments from Securities Transfer Corp., you are a registered holder.

Please review the notice(s) for “Registered Holders” to determine how to validly submit your consent.

Street-Name Holders – If you do not receive your dividend payments from Securities Transfer Corp., you are a “Street-Name Holder”, whose shares are held through the Depository Trust Company (“DTC”).

Please review the notice(s) for “Street-Name Holders” to determine how to validly submit your instructions to the DTC Participant holding your shares, so that such entity can submit your consent.

If you are unsure of how you receive your dividend payments or which entity sends them to you, you can call [●] or email [●] for assistance.

The consent solicitation will expire on [●], 2020. Please submit your form of consent or consent instruction at your earliest convenience to ensure it is validly processed.

IMPORTANT NOTICE - HOW TO CONSENT (VOTE)

STREET-NAME HOLDERS OF GWG PREFERRED STOCK

(REDEEMABLE PREFERRED STOCK AND SERIES 2 REDEEMABLE PREFERRED STOCK)

You must provide instructions to consent in order to receive the consent fee, equal to 2% of each consenting owner’s aggregate principal balance.

Only the bank, brokerage firm, trustee or other nominee (Clearing Firm) holding shares on your behalf through DTC can submit your consent.

Note: Your financial advisor uses a separate entity as the Clearing Firm for your shares. It is imperative you follow the steps below to ensure your shares consent.

At your earliest convenience, please follow these steps to provide your instructions.

1)	Reach out to your financial advisor and indicate that you would like to consent to the Amended and Restated Certificate of Incorporation

2)	Instruct your financial advisor to provide instructions to his/her internal corporate actions/operations department

3)	Instruct your financial advisor to ensure his/her internal corporate actions/operations department provides your instructions to the custodian holding your shares

4)	Ask for verification from your financial advisor once your consent has been properly submitted

Your financial advisor may notify you by mail or email and have their own specific steps for providing your instructions. Please follow their steps at your earliest convenience.

If you have any questions related to the Joint Consent Solicitation Statement and Prospectus, please contact your financial advisor/broker or you can call [●] or email [●] for assistance.

The consent solicitation will expire on [●], 2020. Please submit your form of consent or consent instruction at your earliest convenience to ensure it is validly processed.

IMPORTANT NOTICE - HOW TO CONSENT (VOTE)

BROKERS WITH CLIENTS HOLDING SHARES OF GWG PREFERRED STOCK IN STREET-NAME

(REDEEMABLE PREFERRED STOCK AND SERIES 2 REDEEMABLE PREFERRED STOCK)

In order to receive your broker consent fees:

1)	Your clients’ shares must consent to the Amended and Restated Certificate of Incorporation, AND

2)	Your firm must submit the Participating Broker Certification (including all pertinent information within Exhibit A and B) to GWG Holdings, Inc. by email at [●] or by mail at:

[●]

Only the DTC Participant (Clearing Firm) holding your clients’ shares through DTC can submit your clients’ consents. It is imperative you follow the steps below to ensure your clients’ shares consent, to the extent they desire to do so.

At your earliest convenience, please follow these steps to submit your clients’ instructions.

1)	Reach out to your client(s) and determine if they would like to provide consent instructions

2)	Instruct your internal corporate actions/operations department to:

a.	Submit your clients’ instructions to the relevant DTC Participant (Clearing Firm)

b.	Ensure the DTC Participant (Clearing Firm) submits your clients’ consents as soon as possible.

3)	Instruct your internal corporate actions/operations department to complete and submit the Broker Certification Form to GWG Holdings, Inc. as soon as possible

Your firm may have its own specific steps for clients providing instructions, including electronic notification. Please consult with your internal corporate actions/operations department to determine the specific steps your clients need to take.

If you have any questions related to the Joint Consent Solicitation Statement and Prospectus, please call [●] or email [●] for assistance.

The consent solicitation will expire on [●]. Please submit your clients’ consent instruction at your earliest convenience to ensure they are validly processed.

IMPORTANT NOTICE - HOW TO CONSENT (VOTE)

REGISTERED HOLDERS OF GWG PREFERRED STOCK

(REDEEMABLE PREFERRED STOCK AND SERIES 2 REDEEMABLE PREFERRED STOCK)

You must consent in order to receive the consent fee, equal to 2% of each consenting owner’s aggregate principal balance.

There are two different methods to submit your form of consent:

Internet

1.	Please go to the website [●]

2.	Please find your [●] digit control number on the form of consent you received

3.	Please input your control number, when prompted

4.	Please follow the instructions to submit your form of consent electronically

If you have trouble locating your control number on the form of consent received, have misplaced your form of consent or did not receive a form of consent, please contact Computershare Investor Services at [●] to obtain your control number, after verifying your identity.

Mail

1.	Please complete, sign and date the form of consent received

2.	Please send the form of consent to Computershare Investor Services in the envelope provided

3.	You can also send the form of consent by overnight mail to:

Computershare Investor Services

150 Royall Street, Suite V

Canton, MA 02021

4.	Alternatively, can also send the form of consent by 1st class mail to:

Computershare Investor Services

P.O. Box 43011

Providence, RI 02940-3011

If you need assistance completing your form of consent, have misplaced your form of consent or did not receive a form of consent, please contact Computershare Investor Services at [●] to receive another copy of the materials and/or your control number to vote online.

If you have any questions related to the Joint Consent Solicitation Statement and Prospectus, please contact your financial advisor/broker or you can call [●] or email [●] for assistance.

The consent solicitation will expire on [●]. Please submit your form of consent or consent instruction at your earliest convenience to ensure it is validly processed.